Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GFL Environmental Holdings, Inc. of our report dated June 17, 2019 relating to the consolidated statements of operations, of shareholder’s equity (deficit) and noncontrolling interests and of cash flows of Marlin Intermediate Holdco Inc. and its subsidiaries (the “Predecessor”), which appears in Amendment No. 10 to the Registration Statement on Form F-1 (No. 333-232731) of GFL Environmental Holdings, Inc.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 6, 2020